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                                                                   EXHIBIT 3.1




                          CERTIFICATE OF INCORPORATION
                                       OF
                        ACC CONSUMER FINANCE CORPORATION


                                   ARTICLE I.

                 The name of the corporation is ACC CONSUMER FINANCE
CORPORATION.

                                  ARTICLE II.

                 The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

                                  ARTICLE III.

                 The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "GCL").

                                  ARTICLE IV.

                 A. Authorized Common Stock and Preferred Stock. The total authorized number of shares of the Corporation shall be 20,000,000 shares, consisting of 18,000,000 shares designated as Common Stock, $.001 par value, and 2,000,000 shares designated as Preferred Stock, $.001 par value. Of the authorized shares of Preferred Stock, 162,831 are hereby designated as Series A Preferred Stock; 11,538 are hereby designated as Series B Preferred Stock; and 1,825,631 shares of Preferred Stock may be established and designated by the Board of Directors of the Corporation, and thereafter issued, as described below.

                 B. Powers of Board of Directors to Establish and Designate Series of Preferred Stock. In addition to Series A Preferred Stock and Series B Preferred Stock, described below, shares of the Preferred Stock may be issued from time to time in one or more other series. The Board of Directors of the Corporation is hereby expressly authorized to establish and designate one or more series of the Preferred Stock, to fix the number of shares constituting each series, and to fix the designations and the powers, preferences, qualifications and limitations, restrictions and dividend, conversion, redemption, distribution, liquidation, special voting and other rights of the shares of each series and the variations of the relative powers, rights, preferences, qualifications, limitations and restrictions as between series, and to increase and to decrease (but not below the number of shares of such series then outstanding) the number of shares
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constituting each such additional series.  Such determinations may be fixed by a resolution or resolutions adopted by the Board of Directors.

                 C. Particular Rights, Preferences, Privileges and Restrictions (Other than Voting Rights) of the Series A Preferred Stock and the Series B Preferred Stock

                          1.      Designation of Preferred.  162,831 shares of
Preferred Stock are designated Series A Preferred Stock (the "Series A Preferred") and 11,538 shares of Preferred Stock are designated Series B Preferred Stock (the "Series B Preferred") (the Series A and the Series B Preferred are collectively referred to herein as the "Preferred"), with the rights, preferences and privileges specified herein.

                          2.      Dividend Rights of Preferred.  The holders of
the then outstanding shares of Preferred shall be entitled to receive dividends at the rate of $1.33 per share of Series A Preferred per annum and $3.90 per share of Series B Preferred per annum when, as and if declared by the Board of Directors out of any funds legally available therefor, prior and in preference of any declaration or payment of any dividend on the Common Stock ("Common"), and/or any other series of Preferred Stock established and designated by the Board of Directors as described above, of the Corporation (other than dividends and related declarations of dividends payable to holders of Common and payable in Common or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common). Such dividends shall be payable and accumulate annually and shall be cumulative whether or not there are funds legally available therefor and whether or not declared by the Board of Directors. Unpaid dividends shall continue to accumulate annually on each such share of Preferred until the date of payment or any unpaid cumulative dividends, provided that unpaid dividends thereafter shall continue to accumulate hereunder. No interest (or equivalent) shall be earned or accrued on any unpaid cumulative dividends. No holder of shares of the Corporation's stock shall be entitled to any right or remedy by virtue of the failure to declare or pay any cumulative dividends. The Board shall not be obligated to declare dividends, notwithstanding the availability of funds for that purpose, and in no event shall any dividend be paid prior to the earlier of (i) July 8, 1998, (ii) thirty (30) days following the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), covering the offer and sale of Common (whether for the account of the Corporation or for the account of one or more stockholders of the Corporation) to the public at an aggregate offering price of not less than $7,500,000 and at a public offering price (prior to underwriters' discounts and expenses) equal to or exceeding $75 per share of Common (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Company IPO"), (iii) a liquidation of the Corporation (as described in Section 3 below) or (iv) any redemption of the Preferred pursuant to Section 5 below.

                 No dividends (other than those to holders of Common payable solely in Common, described above and discussed in Section 4(c)(6)) shall be declared or paid on any Common and/or any other series of Preferred Stock established and designated by the




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                                                                   July 19, 1997
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Board of Directors as described above, during any fiscal year of the
Corporation until the full annual dividend on the Preferred (and any dividends from prior year(s) accumulated but unpaid) shall have been paid or declared and set apart. No dividends shall accumulate or be paid or payable for nay partial period.

                 Dividends, if paid, or of declared and set apart for payment, must be paid contemporaneously on all series of Preferred for which any shares are issued and outstanding, and, if less than full dividends are paid or declared and set apart for payment, the same percentage of the dividend rate shall be paid on or declared and set apart for payment for each series of Preferred for which any shares are issued and outstanding.

                          3.      Liquidation Preference.

                                  a.       In the event of any liquidation,
dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Preferred shall be entitled to receive, prior and in preference to any distribution or any of the assets or surplus funds of the Corporation to the holders of the Common and/or any other series of Preferred Stock established and designated by the Board of Directors as described above, by reason of their ownership thereof, the sum of (i) $33.17 per share for each share of Series A Preferred and $65.00 per share of Series B Preferred then held by them and (ii) an amount equal to all declared and/or accumulated but unpaid dividends on the Series A Preferred and the Series B Preferred then held by them. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred and Series B Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A and Series B Preferred in proportion to the preferential amount each such holder would have been entitled to receive pursuant to this Section 3 if such distribution had been sufficient to permit the full payment of such preferential amount. After payment has been made to the holders of the Series A Preferred and Series B Preferred of the full amounts to which they shall be entitled as aforesaid, the holders of any other series of Preferred Stock shall be entitled to receive assets as provided by the Board of Directors upon establishment and designation of such series and the holders of the Common shall be entitled to receive all remaining assets of the Corporation, if any, pro rata based on the number of shares of Common then outstanding.

                                  b.       For purposes of this Section 3, a
merger or consolidation of the Corporation with or into any other corporation or corporations (other than a merger or consolidation effected solely for the purpose of changing the Corporation's state of incorporation), or the merger of any other corporation or corporations into the Corporation, in which consolidation or merger the stockholders of the Corporation receive distributions in cash or in securities of another corporation or corporations as a result of such consolidation or merger, or a sale of all or substantially all of the assets of the Corporation (other than securitization or similar transactions in the





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                                                                   July 19, 1997
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ordinary course of the Corporation's business), shall be treated as a liquidation, dissolution or winding up of the Corporation.

                          4.      Conversion.  The holders of the Preferred
shall have conversion rights as follows (the "Conversion Rights"):

                                  a.       Optional and Automatic Conversion.
Each share of the Preferred shall be convertible at the option of the holder thereof, without payment of additional consideration, at any time after the date of issuance of such share, and prior to five (5) days preceding the date of redemption thereof, at the office of the Corporation or any transfer agent for the Preferred, into such number of fully paid and nonassessable shares of Common as is determined by dividing $33.17 per share of Series A Preferred and $65.00 per share of Series B Preferred, by the Series A Conversion Price and Series B Conversion Price, respectively, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common shall be deliverable upon conversion of the Series A Preferred (the "Series A Conversion Price") shall initially be $33.17 per share of Common and the price at which shares of Common shall be deliverable upon conversion of the Series B Preferred (the "Series B Conversion Price") shall be $65.00 per share of Common. The term "Conversion Price" as used hereinafter shall mean the Series A Conversion Price and/or the Series B Conversion Price, as required by the context. Such initial Conversion Price shall be subject to adjustment as hereinafter provided.

                 Each share of Preferred shall automatically be converted into shares of Common at the then effective Conversion Price in the event of either
(i) the Company IPO, or (ii) with respect to the Series A Preferred, the written consent of holders of more than 50% of the then outstanding shares of Series A Preferred voting as a class and, with respect to the Series B Preferred, the written consent of holders of more than 50% of the then outstanding shares of Series B Preferred voting as a class. In the event of the automatic conversion of either series of Preferred upon a public offering as aforesaid, the conversion shall be deemed to have occurred automatically at the closing of such public offering.

                                  b.       Mechanics of Conversion.  No
fractional shares of Common shall be issued upon conversion of the Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Preferred shall be entitled to covert the same into full shares of Common, it shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Preferred, and shall give written notice to the Corporation at such office that it elects to convert the same (except that no such written notice of election to covert shall be necessary in the event of an automatic conversion pursuant to Section 4a). The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred a certificate or certificates registered in such names as specified by the holder, for the number of shares of Common to which





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                                                                   July 19, 1997
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he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as a result of a conversion into fractional shares of Common. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred to be converted, and the person or persons entitled to receive the shares of Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common on such date (except that in the event of an automatic conversion pursuant to clause
(i) of the second paragraph of Section 4a such conversion shall be deemed to have been made immediately prior to the closing of the offering referred to in such clause (i) of Section 4a. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Act, the conversion may, at the option of any holder tendering Preferred for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common issuable upon such conversion of the Preferred shall not be deemed to have converted such Preferred until immediately prior to the closing of such sale of securities.

                 If, on the date of conversion of any share of Preferred, there are accumulated and unpaid dividends pursuant to Section 2 with respect to such share, the Corporation shall defer any payment of any such accrued but unpaid dividends until thirty (30) days following the Company IPO or a liquidation of the Corporation (as described in Section 3 above), whichever occurs first, but in no event later than July 8, 1998. The Corporation in its sole discretion may elect to pay any accumulated but unpaid dividends or any portion thereof in cash or shares of Common. To the extent that the Corporation elects to convert any such accumulated dividends to Common, the number of shares of Common to be delivered thereby shall be determined, with respect to each share of Preferred so converted, by dividing (i) the aggregate amount of then accumulated but unpaid dividends with respect to such share by (ii) the greater of (A) the fair market value per share of the Common on the date of conversion as determined in good faith by the Corporation's Board of Directors, or (B) the Conversion Price in effect on such conversion date with respect to such share of Preferred.

                                  c.       Adjustments to Conversion Price for
         Diluting Issues.

                                  (1)      Special Definitions.  For purposes
         of this Section 4c, the following definitions shall apply:

                                        (a)     "Options" shall mean rights,
         options or warrants to subscribe for, purchase or otherwise acquire either Common or Convertible Securities.

                                        (b)     "Original Issue Date" shall
         mean July 15, 1993 with respect to the Series A Preferred, and September 12, 1994 with respect to the Series B Preferred.





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                                                                   July 19, 1997
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                                        (c)     "Convertible Securities" shall
         mean any evidences of indebtedness, shares (other than Preferred) or other securities convertible into or exchangeable for Common.

                                        (d)     "Additional Shares of Common"
         shall mean all shares of Common issued (or, pursuant to Section 4c(3), deemed to be issued) by the Corporation, other than shares of Common issued or issuable or deemed to be issued:

                                        (i)   upon conversion of shares of
                 Series A and/or Series B Preferred;

                                        (ii)   as a result of an adjustment
                 made pursuant to Sections 4c(4), 4c(6) or 4c(7);

                                        (iii)   to officers, directors,
                 employees of and/or consultants to, the Corporation pursuant to stock option or purchase plans or agreements approved by the Board of Directors;

                                        (iv)   relating to 1,696 shares of
                 Common originally issued to Cargill Financial Services Corporation as shares of common stock of American Credit Corporation, a California corporation on July 24, 1994;

                                        (v)   as a dividend or distribution on
                 Series A Preferred or Series B Preferred; or

                                        (vi)   by way of dividend or other
                 distribution on shares of Common excluded from the definition of Additional Shares of Common by the foregoing clauses (i),
                 (ii), (iii), (iv), (v) or this clause (vi).

                                        (2)     No Adjustment of Conversion
Price. No adjustment in the Conversion Price of a particular share of Preferred shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share for an Additional Share of Common issued or deemed to be issued by the Corporation is less that the Conversion Price in effect on the date of, and immediately prior to such issue, for such share of Preferred.

                                        (3)     Deemed Issue of Additional
Shares of Common.

                                        (a)     Options and Convertible
         Securities. In the event the Corporation at any time or from time to time shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders





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         of any class of securities entitled to receive any such Options or
         Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common issued as of the time of such issue or, in the case of such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 4c(5) hereof) of such Additional Shares of Common would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common are deemed to be issued:

                                        (i)   no further adjustment in the
                 Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                        (ii)   if such Options or Convertible
                 Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recommended to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; and

                                        (iii)   upon the expiration of any such
                 Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                        1.       in the case of Convertible
                          Securities or Options for Common the only Additional Shares of Common issued were the shares of Common, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration





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                                                                   July 19, 1997
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                          actually received by the Corporation upon such
                          exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

                                        2.       in the case of Options for
                          Convertible Securities only the Convertible
                          Securities, if any, actually issued upon the exercise thereof were issued at the time of such Options, and the consideration received by the Corporation for the Additional Shares of Common deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

                                        (iv)   no readjustment pursuant to
                 clause (ii) or (iii) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of
                 (i) the Conversion Price on the original adjustment date prior to the original adjustment, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common between the original adjustment date and such readjustment date.

                                        (b)      Stock Dividends and
         Subdivisions. In the event that the Corporation at any time or from time to time shall declare or pay any dividend on the Common payable in Common, or effect a subdivision of the outstanding shares of Common into a greater number of shares of Common (by reclassification or otherwise than by payment of a dividend in Common), then and in any such event, Additional Shares of Common shall not be deemed to have been issued, but rather the provisions of Section 4c(6) below shall apply.

                                        (4)     Adjustment of Conversion Price
Upon Issuance of Additional Shares of Common. In the event the Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 4c(3)) without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common outstanding immediately prior to such issue plus the number of shares of Common which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price and the denominator of which shall be the number of shares of Common outstanding immediately prior to such issue plus the number of such Additional Shares of Common





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so issued; provided, however, that for the purposes of this Section (4)), all shares of Common issuable upon exercise of outstanding Options, or upon conversion of outstanding Convertible Securities, shall be deemed to be outstanding, and immediately after any Additional Shares of Common are deemed issued pursuant to Section 4c(3), such Additional Shares shall be deemed to be outstanding.

                                        (5)     Determination of Consideration.
For purposes of Section 4c, the consideration received by the Corporation for the issue of any Additional Shares of Common shall be computed as follows:

                                        (a)      Cash and Property:  Such
         consideration shall:

                                        (i)   insofar as it consists of cash,
                 be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                        (ii)   insofar as it consists of
                 property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Corporation's Board of Directors; and

                                        (iii)   in the event Additional Shares
                 of Common are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board.

                                        (b)      Options and Convertible
Securities. The consideration per share received by the Corporation for Additional Shares of Common deemed to have been issued pursuant to Section 4(c)(3)(a), relating to Options and Convertible Securities, shall be determined by dividing:

                                        (i)   the total amount, if any,
                 received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities: by





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                                                                   July 19, 1997
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                                        (ii)   the maximum number of shares of
                 Common (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                                        (6)     Adjustments for Subdivisions,
Dividends, Combinations or Consolidations of Common.

                                        (a)      In the event the outstanding
shares of Common shall be combined or consolidated by reclassification or otherwise, into a lesser number of shares of Common, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                                        (b)      In the event the Corporation
shall declare or pay any dividend on the Common payable in Common or in the event the outstanding shares of Common shall be subdivided, by reclassification or otherwise than by payment of a dividend in Common, into a greater number of shares of Common, the Conversion Price in effect immediately prior to such dividend or subdivision shall be proportionately decreased:

                                        (i)   in the case of any such dividend,
                 immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or

                                        (ii)   in the case of any such
                 subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

                                        If such record date shall have been
fixed and such dividend shall not have been fully paid on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted as of the time of actual payment of such dividend.

                                        (7)     Adjustments for Other
Reclassifications, Dividends and Distributions. If there occurs any capital reorganization or any reclassification of the capital stock of the Corporation (other than a subdivision, dividend, combination, consolidation or other transaction provided for in Section 2 or Section 4c(6)), each share of Series A Preferred or Series B shall thereafter be convertible into the same kind and amounts of securities or other assets, or both, that were issuable or distributable to the holders of outstanding Common Stock of the Corporation upon such reorganization or reclassification, in respect of that number of shares of Common Stock





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                                                                   July 19, 1997
into which such shares of Series A Preferred or Series B Preferred might have been converted immediately prior to such reorganization or reclassification;
and in any such case, appropriate adjustments (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series A Preferred and Series B Preferred to the end that the provisions of this Certificate of Incorporation shall thereafter be applicable, as early as reasonably may be, in relation to any securities or other assets thereafter deliverable upon the conversion of the Series A Preferred and Series B
Preferred.

                                  d.       No Impairment.  The Corporation
shall not, by amendment of this Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred and the Series B Preferred against impairment.

                                  e.       Certificate to Adjustments.  Upon
the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred and/or Series B Preferred, as the case may be, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of the holder of Series A Preferred or Series B Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred or the Series B Preferred.

                                  f.    Notices of Record Date.  In the
event the Corporation shall propose at any time:

                                        (1)     to declare any dividend or
distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus:

                                        (2)     to offer for subscription pro
rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                                        (3)     effect any reclassification or
recapitalization of its Common shares outstanding involving a change in the Common shares; or





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                                                                   July 19, 1997

                                (4)     merge or consolidate with or
into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up:

                            then, in connection with each such event, the
Corporation shall send to the holders of the Preferred shares;

                                        (a)      at least 10 days' prior
written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common shares shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (3) and (4) above; and

                                        (b)      in the case of the matters
referred to in (3) and (4) above, at least 10 days' prior written notice of the date when the same shall take place (and specifying, if practicable, or estimating the date on which the holders of Common shares shall be entitled to exchange their Common shares for securities or other property deliverable upon the occurrence of such event).

                                        Each such written notice shall be given
by first class mail, postage prepaid, addressed to the holders of the Preferred at the address for each such holder as shown on the books of the Corporation.

                                        (5)     Common Stock Reserved.  The
Corporation shall at all times reserve and keep available of its authorized but unissued shares of Common Stock, solely for the purposes of effecting the conversion of the shares of the Preferred, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred (including those shares of Preferred issuable upon the exercise of all outstanding warrants to acquire shares of Preferred), and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                          5.      Redemption at Option of Holder.

                                  a.       Each holder of shares of the Series
A Preferred shall have the option, but not the obligation, at any time subsequent to five years from the Original Issue Date of the Series A Preferred, to require the Corporation to redeem, at the Redemption Price provided for below, all or any part of such holder's shares of the Series A Preferred as requested by such holder upon ninety (90) days' prior written notice to the Corporation (the "Redemption Request") specifying the number of shares to be redeemed and the effective date of such redemption pursuant to this Section 5 (the "Redemption Date").

                                                                   July 19, 1997

                                  b.       Each holder of the shares of the
Series B Preferred shall have the option, but not the obligation, at any time subsequent to two years from the Original Issue Date of the Series B Preferred, to require the Corporation to redeem, at the Redemption Price provided for below, all or any part of such holder's shares of the Series B Preferred pursuant to a Redemption Request specifying the number of shares to be redeemed and the Redemption Date.

                                  c.       The price at which shares of
Preferred shall be redeemed pursuant to this Section 5 (the "Redemption Price") shall be the price per share (appropriately adjusted for any stock dividends, combinations or splits or similar events with respect to such shares) that is equal to $33.17 per share of Series A Preferred (the "Series A Original Issue Price") and $65.00 per share of Series B Preferred (the "Series B Original Issue Price"), plus all accumulated and/or declared but unpaid dividends with respect to such share.

                                  d.       Within ten (10) days of receipt of
any Redemption Request as provided for in this Section 5, the Corporation shall cause a copy thereof to be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which such copy is mailed) of the Preferred, other than the holders requesting redemption pursuant to such Redemption Request, at the address last shown in the stock books of the Corporation for such holder. The Corporation shall also include with such copy a statement notifying such holder of the facts relating to the redemption requested to be effected pursuant to this
Section 5, and informing such holder of its right to have all or part of its shares of Preferred redeemed pursuant to this Section 5. Each such other holder shall have the right to require the Corporation to redeem, on the Redemption Date, all or part of such holder's shares of Preferred concurrently with the shares to be redeemed pursuant to such Redemption Request by delivering a written request therefor to the Corporation specifying the number of shares requested to be redeemed pursuant to this Section 5 within thirty
(30) days of receipt of such copy of such Redemption Request by such holder.

                                  e.       At least fifteen (15) but no more
than thirty (30) days prior to a Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Preferred to be redeemed pursuant to this Section 5, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected and specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in Section 5f, on or after the Redemption Date, each holder of Preferred to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name

                                                                   July 19, 1997
appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                                  f.       From and after the Redemption Date,
unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Preferred designated for redemption in the Redemption Notice as holders of Preferred (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series A Preferred and Series B Preferred on any Redemption Date are insufficient to redeem the total number of shares of Series A Preferred and Series B Preferred to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Preferred. For the purpose of determining whether funds are legally available for redemption of shares of Preferred as provided herein, the Corporation shall value its assets at the highest amount permissible under applicable law. The shares of Preferred not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Preferred such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any Redemption Date, but which it has not redeemed.

                                  g.       Subject to Section 5f, on or prior
to each Redemption Date, the Corporation shall deposit the Redemption Price of all shares of Preferred to be redeemed pursuant to this Section 5 and not yet redeemed with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed,with irrevocable instructions and authority to the bank or trust corporation to pay the Redemption Price for such shares to their respective holders on or after the Redemption Date upon receipt of notification from the Corporation that such holder has surrendered his share certificate to the Corporation pursuant to
Section 5e above. As of the Redemption Date, to the extent adequate funds are on hand in the deposit account, the deposit shall constitute full payment of the shares to their holders, and from and after the Redemption Date the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust corporation payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor. Such instructions shall also provide that any moneys deposited by the Corporation pursuant to this Section 5g for the redemption of shares thereafter converted into shares of the Corporation's Common Stock pursuant to
Section 4 hereof prior to the Redemption Date shall be

                                                                   July 19, 1997
returned to the Corporation forthwith upon such conversion. The balance of any moneys deposited by the Corporation pursuant to this Section 5g remaining unclaimed at the expiration of two (2) years following the Redemption Date shall thereafter be returned to the Corporation upon its request expressed in a resolution of its Board of Directors.

                 D.       Voting Rights of Stockholders.

                          1.      Voting Rights in General.  Except as
otherwise required by law and as provided in Sections 3 and 4 below:

                                  a.       each share of Common issued and
outstanding shall have one vote;

                                  b.       each share of Preferred issued and
outstanding shall have the number of votes equal to the number of Common shares into which such share of Preferred is convertible as adjusted from time to time pursuant to Section 4 above;

                                  c.       the Common and the Preferred shall
vote together as a single class; and

                                  d.       each share of Preferred Stock other
than Preferred issued and outstanding shall have the number of votes determined by the Board of Directors upon establishment and designation of such shares as described in Section 4 below.

                          2.      Fractional Votes.  Notwithstanding the
foregoing, fractional votes by the holders of Preferred shall not be permitted and any fractional voting rights resulting from the above formula with respect to Preferred (after aggregating all shares into which shares of Preferred held by each holder could be converted) shall be rounded to the nearest whole number.

                          3.      Voting Rights for Election of Directors.
Notwithstanding Section 1 above, and so long as at least sixty thousand (60,000) shares of Preferred remain outstanding, the holders of the Series B Preferred shall be entitled to elect two (2) directors, the holders of the Common voting together as a single class shall be entitled to elect one (1) director and all remaining directors shall be elected by the holders of the Common and Preferred voting together as a single class. The directors whom the holders of Series B Preferred shall be entitled to elect voting alone as a class shall both be in Class III; and the director whom the holders of Common shall be entitled to elect voting along as a class shall be in Class II; as such Classes are described in Article V of this Certificate of Incorporation. At such time as less than sixty thousand (60,000) shares of Preferred shall be outstanding, and therefore, the Common and Preferred shall vote together as a single class in the election of all directors. The holders of shares of Preferred Stock other than Preferred shall have no voting rights with respect to the election of directors until the Company IPO, and following the Company IPO such

                                                                   July 19, 1997
holders shall have such rights as given by the Board of Directors upon establishment and designation of such shares.

                          4.      Voting Rights Designated by Board of
Directors. Subject to the provisions of Section 3 above, the Board of Directors shall fix the voting rights of each share of Preferred Stock other than Preferred at the time of establishment and designation of such share as provided in this Certificate of Incorporation.

                 E.       Covenants.

                          In addition to any other rights provided by law and
so long as at least sixty thousand (60,000) shares of Preferred remain outstanding, the Corporation shall not without first obtaining the affirmative vote or written consent of:

                          1.      The holders of not less than a majority of
all outstanding shares of Series A Preferred and a majority of all outstanding shares of Series B Preferred, with each such series voting separately as a single class:

                                  a.       alter or change the rights,
preferences, or privileges of the Preferred materially or adversely;

                                  b.       increase the authorized number of
shares of Preferred;

                                  c.       create any new class or series of
stock or any other securities convertible into equity securities of the Corporation having a preference over the Preferred with respect to voting rights, liquidation preferences or dividends; or

                                  d.       take any action that results in any
merger or consolidation of the Corporation, any sale of all or substantially all of the assets of the Corporation (other than securitization or similar transactions in the ordinary course of the Corporation's business) or any reorganization of the Corporation's capital structure.

                          2.      The holders of not less than a majority of
all outstanding shares of Series A Preferred, a majority of all outstanding shares of Series B Preferred, a majority of each additional outstanding series of Preferred Stock, if any, and a majority of all outstanding shares of Common, each voting separately as a single class:

                                  a.       alter or change the terms or
provisions of Section D above (Voting Rights) of this Section E2a.

                 F.       Residual Rights.

                 All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein shall be vested in the Common, subject to

                                                                   July 19, 1997
any rights expressly granted by the Board of Directors with respect to shares of any series of Preferred Stock (other than Preferred) established and designated as provided herein.

                 G.       Certain Repurchases Deemed to the Distributions.

                 Notwithstanding any other provisions of this Article III, the corporation may, subject to restrictions imposed by applicable law, make any necessary distributions in connection with the repurchase of shares of Common issued to or held by officers, directors or employees of or consultants to the Corporation upon termination of their employment or services pursuant to agreements providing for the right of said repurchase between the Corporation and such person.


                                   ARTICLE V.

                 The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors which shall constitute the Board of Directors shall be as specified in the Bylaws of the Corporation.

                 The directors shall be divided into three classes, designated Class I, Class II and Class III. The directors in Class III and one of the directors in Class II shall be elected pursuant to the provisions of Section D3 of Article IV of this Certificate of Incorporation, if applicable. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1996 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1997 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 1998 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1996, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.


                                  ARTICLE VI.

                                                                   July 19, 1997

                 Any or all of the directors of the Corporation may be removed from office at any time, but only by the affirmative vote of the holders of a majority, if such removal is for cause, and of the holders of at least two-thirds, if such removal is without cause, of the outstanding shares of Voting Stock (as hereinafter defined) of the Corporation, considered for purposes of this Article VI as one class; provided, however, that a director elected by a particular class or series as provided in Section D3 of Article IV of this Certificate of Incorporation may be removed only by the affirmative vote of the holders of a majority, if such removal is for cause and of the holders of at least two-thirds, if such removal is without cause, of the outstanding shares of the particular class or series of shares that elected such director.


                                  ARTICLE VII.

                 Elections of directors at an annual or special meeting of stockholders shall be by written ballot unless the Bylaws of the Corporation shall otherwise provide.


                                 ARTICLE VIII.

                 Except as otherwise provided in Article IV, no action may be taken by the stockholders except at an annual or special meeting of stockholders, and no action may be taken by stockholders by written consent.


                                  ARTICLE IX.

                 Special meetings of the stockholders of the Corporation for any purpose or purposes may be called as provided in the Bylaws of the Corporation.


                                   ARTICLE X.

                 The affirmative vote of the holders of not less than two-thirds of the outstanding shares of "Voting Stock" (as hereinafter defined) of the Corporation, voting as a single class, shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) of the Corporation with any "Related Person" (as hereinafter defined); provided, however, that the two-thirds voting requirement shall not be applicable if:

                          1.      The Board of Directors of the Corporation by
a majority vote of the directors then holding office (a) has expressly approved in advance the acquisition of the outstanding shares of Voting Stock of the Corporation that caused the Related Person to become a Related Person or (b) has approved the Business Combination prior

                                                                   July 19, 1997
to the Related Person involved in the Business Combination having become a Related Person;

                          2.      The Board of Directors of the Corporation by
a majority vote of the disinterested directors approves the Business
Combination;

                          3.      The Business Combination is solely between
the Corporation and another corporation, 100% of the Voting Stock of which is owned directly or indirectly by the Corporation; or

                          4.      The Business Combination is a merger or
consolidation and the cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock of the Corporation in the Business Combination is not less than the highest per share price (with appropriate adjustments for recapitalizations and for stock splits, stock dividends and like distributions) paid by the Related Person in acquiring any of its holdings of the Corporation's Common Stock.

                 For the purposes of this Article:

                      (i) The term "Business Combination" shall mean (a) any merger or consolidation of the Corporation or a subsidiary with or into a Related Person, (b) any sale, lease, exchange, transfer or other disposition, including, without limitation, a mortgage or any other security device, of all or any "Substantial Part" (as hereinafter defined) of the assets either of the Corporation (including, without limitation, any voting securities of a subsidiary); or of a subsidiary to a Related Person, (c) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the Corporation, (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation,
         (e) the issuance of any securities (other than by way of pro rata distribution to all stockholders) of the Corporation or a subsidiary of the Corporation to a Related Person, (f) the acquisition by the Corporation or a subsidiary of the Corporation of any securities of a Related Person, (g) any recapitalization that would have the effect of increasing the voting power of a Related Person, and (h) any agreement,contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

                      (ii) The term "Related Person" shall mean and include any individual corporation, partnership or other person or entity which, together with its "Affiliates" and "Associates" (as defined on September 1, 1995 in Rule 12d-2 under the Securities Exchange Act of
         1934), is the "Beneficial Owner" (as defined on September 1, 1995 in September 1, 1995 in Rule 13d-3 under the Securities Exchange Act of
         1934) of in the aggregate 10% or more of the outstanding Voting Stock of the Corporation, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity.

                                                                   July 19, 1997

                    (iii) The term "Substantial Part" shall mean more than 10% of the book value of the total assets of the company in question as of the end of its most recent fiscal year ending prior to the time the determination is being made.

                      (iv) Without limitation, any shares of Common Stock of the Corporation that any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by the Related Person.

                      (v) For the purpose of Section 4 of this Article, the term "other consideration to be received" shall include, without limitation, Common Stock of the Corporation retained by its existing public stockholders in the event of a Business Combination in which the Corporation is the surviving corporation.

                      (vi) The term "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation or another corporation entitled to vote generally in the election of directors (other than Class III directors elected pursuant to Section D3 of Article III of this Certificate of Incorporation) and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

                 Nothing contained in this Article X shall be construed to limit any right conferred by the Corporation's charter documents or the GCL on any class of stock of the Corporation to approve any Business Combination by class vote.


                                  ARTICLE XI.

                 No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law
(i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which such director derived an improper benefit. No amendment to or repeal of this Article XI or adoption of any provision of this Certificate of Incorporation inconsistent with this
Article XI shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or adoption. If the GCL is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL as so amended.

                                                                   July 19, 1997

                                  ARTICLE XII.

                 In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation. In addition, the Bylaws of the Corporation may be adopted, repealed, altered, amended or rescinded by the affirmative vote of the holders of not less than two-thirds of the outstanding stock of the Corporation entitled to vote thereon.


                                 ARTICLE XIII.

                 The provisions set forth in this Article XIII, in the second paragraph of Article V herein and in Articles VI, VIII, IX, X and XII herein may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of the holders of not less than two-thirds of the outstanding stock of the Corporation entitled to vote thereon.


                                  ARTICLE XIV.

                 Subject to the foregoing, the Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.


                                  ARTICLE XV.

                 Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title S of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class

                                                                   July 19, 1997
of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.


                                  ARTICLE XVI.

                 The incorporator is Christopher J. Kearns, whose mailing address is 501 West Broadway, 19th Floor, San Diego, California 92101.


                 IN WITNESS WHEREOF, ACC CONSUMER FINANCE CORPORATION has caused this Certificate of Incorporation to be signed November 8, 1995, in the City and County of San Diego, State of California.




                                       ACC CONSUMER FINANCE CORPORATION


                                       By____________________________________
                                         Christopher J. Kearns, Incorporator

                                                                   July 19, 1997

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                      OF ACC CONSUMER FINANCE CORPORATION


                 ACC Consumer Finance Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

                 FIRST: That the board of directors of said Corporation adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation;

                 RESOLVED:  that ARTICLE IV shall be amended by as follows:

                 Upon the filing of this Certificate of Amendment, every one
                 (1) outstanding share of Common Stock, $.001 par value, of the Corporation ("Common Stock") shall be split and converted into twenty-three (23) shares of Common Stock; and neither (i) the authorized or outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock nor any other Preferred Stock of the Corporation, nor
                 (ii) the powers, preferences or rights of any stockholder of the Corporation, shall otherwise be affected.

                 SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and said written consent was filed with the Corporation.

                 THIRD: That the aforesaid amendment was duly adopted in accordance with applicable provisions of Sections 141, 242 and 228 of General Corporation Law of the State of Delaware.

                 FOURTH: That the capital of the Corporation will not be reduced under or by reason of said amendment.

                 IN WITNESS WHEREOF, said ACC Consumer Finance Corporation has caused this Certificate of Amendment to be signed by Rocco J. Fabiano, its Chairman of the Board and Chief Executive Officer, and attested by Jack R. Cohen, its Secretary as of May 13, 1996.




                                       ACC CONSUMER FINANCE CORPORATION,
                                        a Delaware corporation



                                       By________________________________
                                         Rocco J. Fabiano,
                                         Chairman of the Board and
                                         Chief Executive Officer


ATTEST:


__________________________
Jack R. Cohen,
Secretary





                                       2